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                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          AMYLIN PHARMACEUTICALS, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                      [AMYLIN PHARMACEUTICALS LETTERHEAD]



                                  May 14, 1998


Ms. Jackie Doeler
State of Wisconsin Investment Board
121 E. Wilson Street
Madison, WI  53703


Dear Jackie:

          Thank you for speaking with me with regard to our Proposal 5 as presented to stockholders of the Company at the Annual Meeting of Stockholders scheduled for May 20, 1998 (the "Annual Meeting"). As a follow-up to our discussion, I would like to provide you with the following information in order to assist you in considering your vote on Proposal 5:

          1. If implemented by the Company, the Partial Option Repricing Program described in our Supplemental Proxy dated May 8, 1998 will be modified to provide that any options exchanged under the repricing program will bear an exercise price equal to the fair market value of the Company's Common Stock on
(i) April 24, 1998 or (ii) the date the Proposal is approved by stockholders, whichever is higher;

          2. The Company plans to approve amendments to the Company's 1991 Stock Option Plan and Non-Employee Directors' Stock Option Plan to prohibit the repricing of options granted under those plans without advance stockholder approval and to prohibit the amendment of such provisions to those plans without stockholder approval;

          3. With regard to Proposal 3 as presented to stockholders of the Company at the Annual Meeting, if approved, none of the additional 800,000 shares of the Company's common stock reserved for issuance under the 1991 Stock Option Plan will be reserved by the Company for issuance to directors or consultants of the Company who may receive stock options under that plan; and

          4. Non-qualified options granted under the Company's 1991 Stock Option Plan may will not bear exercise prices below the lower of (i) the fair market value of the Company's common stock on the date of an individual's acceptance of employment with the Company and (ii) 85% of the fair market value of the Company's common stock on the date such non-qualified option is approved by the Board or Compensation Committee of the Company, as the case may be. All other non-qualified options granted under the 1991 Stock Option Plan will bear exercise prices equal to the fair market value of the Company's common stock on the date of grant.



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Ms. Jackie Doeler
May 14, 1998
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          If I can be of any further assistance in connection with your consideration of the Company's Partial Option Repricing Program, please feel free to contact me.

                                        Very truly yours,

                                        AMYLIN PHARMACEUTICALS, INC.

                                        J.C. COOK

                                             BY

                                              BRADFORD J. DUFT

                                        Joseph C. Cook
                                        Chief Executive Officer
                                        and Chairman of the Board